UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 24, 2020
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 EAST INNOVATION CIRCLE
TEMPE, AZ 85284
(Address of principal executive offices, including zip code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AMKR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously disclosed, on June 17, 2020, the Board of Directors (the “Board”) of Amkor Technology, Inc. (the “Company”) appointed Giel Rutten as President and Chief Executive Officer and elected Mr. Rutten as a Director.
The Company entered into an employment offer letter dated June 24, 2020 (the “Agreement”) with Mr. Rutten. The Agreement has no specified term, and Mr. Rutten’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.
Base Salary and Bonus. Mr. Rutten’s starting annual base salary will be $850,000. His base salary will be subject to review by the Board. Under the Company’s Amended and Restated Executive Incentive Bonus Plan, Mr. Rutten will be eligible for a cash bonus for 2020 with a target amount equal to 135% of his base salary.
Equity Awards. Mr. Rutten will receive the following equity awards under the Company’s Amended and Restated 2007 Equity Incentive Plan: (i) an option to purchase 375,000 shares of the Company’s common stock at a purchase price per share equal to the fair market value of such shares on the grant date; and (ii) 375,000 restricted shares of the Company’s common stock. The option and restricted stock awards will vest quarterly over three years at the rate of 31,250 restricted shares and 31,250 option shares per quarter. In addition, each award will vest in full upon his death or the termination of his employment by the Company due to his disability. In the event of a Change in Control (as defined in the Plan), each award will be treated as the plan administrator determines in accordance with the Plan. If the successor or acquiring company does not assume or provide a substitute for the awards, the awards will fully vest in connection with such Change in Control.
Severance Terms. Upon termination of Mr. Rutten’s employment by the Company without “cause” or by Mr. Rutten for “good reason,” he will be entitled to: continuation of his then-current base salary for an 18-month period; a pro-rata bonus for the year of termination determined based on the actual bonus, if any, he would have been paid for such year absent such termination; and payment of health insurance for up to 18 months.

Other Benefits. Mr. Rutten will be eligible for housing-related benefits associated with his posting in Singapore, and to participate in various employee benefit plans and programs on the same terms and conditions as apply to the Company’s executive officers or Singapore-based personnel generally, as in effect from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Mark N. Rogers
Mark N. Rogers
Executive Vice President, General Counsel and Corporate Secretary

Date: June 26, 2020